UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

__________________________

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  January 21, 2013

PARKWAY PROPERTIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	1-11533	74-2123597
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
Of Incorporation)		Identification No.)

Bank of America Center, Suite 2400, 390 North Orange Avenue, Orlando, FL 32801
(Address of Principal Executive Offices, including zip code)

(407) 650-0593
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

0	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
0	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
0	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
0	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement

On January 21, 2013, Parkway Properties, LP (the "Buyer"), an affiliate of Parkway Properties, Inc. (the "Company"), entered into a Purchase and Sale Agreement with FDG Mezzanine A, LLC, a Delaware limited liability company, and Flagler Development Company LLC, a Florida limited liability company (collectively, the "Seller"), to acquire a portfolio of eight office properties totaling 1.0 million square feet in the Deerwood submarket of Jacksonville, Florida (the "Deerwood Portfolio").  The Seller is not affiliated with the Company or its advisors.  The Purchase and Sale Agreement contains customary representations, warranties and covenants by the Seller and is subject to customary closing conditions, including completion of due diligence to the satisfaction of the buyer.  Closing is expected to occur before the end of the first quarter 2013.  Until the closing of the purchase of the property, there can be no assurance that the Company will acquire the property.

The contract purchase price of the property is $130.0 million, subject to customary closing date adjustments and exclusive of closing costs.  In connection with the acquisition of the property, the Company deposited $5.0 million in escrow.  Such deposit will be credited towards the purchase of the property at closing.  Parkway will own 100% of the Deerwood Portfolio and intends to place a secured first mortgage on the property simultaneous with closing totaling up to 65% of the purchase price with the remaining equity funded with borrowings from the Company's revolving credit facility.

The Purchase and Sale Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference, and the foregoing summary of the Purchase and Sale Agreement is qualified in its entirety by reference to Exhibit 10.1.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

Certain statements in this document that are not in the present or past tense or that discuss the Company's expectations (including any use of the words "anticipate," "assume," "believe," "estimate," "expect," "forecast," "guidance," "intend," "may," "might," "project", "should" or similar expressions) are forward-looking statements within the meaning of the federal securities laws and as such are based upon the Company's current beliefs as to the outcome and timing of future events. There can be no assurance that actual future developments affecting the Company will be those anticipated by the Company.  Examples of forward-looking statements include projected net operating income, cap rates, internal rates of return, future dividend payment rates, forecasts of FFO accretion, projected capital improvements, expected sources of financing, expectations as to the timing of closing of acquisitions, dispositions and other potential transactions and descriptions relating to these expectations.  These forward-looking statements involve risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors, including but not limited to the following risks and uncertainties: changes in the real estate industry and in performance of the financial markets; the demand for and market acceptance of the Company's properties for rental purposes; the ability of the Company to enter into new leases or renew leases on favorable terms; the amount and growth of the Company's expenses; tenant financial difficulties and general economic conditions, including interest rates, as well as economic conditions in those areas where the Company owns properties; risks associated with joint venture partners; risks associated with the ownership and development of real property; termination of property management contracts; the bankruptcy or insolvency of companies for which Parkway provides property management services or the sale of these properties; the outcome of claims and litigation involving or affecting the Company; the ability to satisfy conditions necessary to close pending transactions and the ability to successfully integrate pending transactions; applicable regulatory changes; and other risks and uncertainties detailed from time to time in the Company's SEC filings. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Company's business, financial condition, liquidity, cash flows and financial results could differ materially from those expressed in the Company's forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made.  New risks and uncertainties arise over time, and it is not possible for us to predict the occurrence of those matters or the manner in which they may affect us.  The Company does not undertake to update forward-looking statements except as may be required by law.

ITEM 9.01.                          Financial Statements and Exhibits

(d)            Exhibits.

10.1            Purchase and Sale Agreement, dated as of January 21, 2013, by and between FDG Mezzanine A LLC and Flagler Development Company LLC, as Sellers, and Parkway Properties, LP, as Purchaser

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:            January 23, 2013
  PARKWAY PROPERTIES, INC.

                                        By:        /s/Jeremy R. Dorsett
               Jeremy R. Dorsett
               Executive Vice President and
               General Counsel